                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            ACCUSTAFF INCORPORATED
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                              Timothy Mann, Esq.
                  Nelson Mullins Riley & Scarborough, L.L.P.
                          1201 Peachtree Street, NE
                                P.O. Box 77707
                              Atlanta, GA 30361
- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: 125

     (2)  Form, Schedule or Registration Statement No.: Schedule 14A

     (3)  Filing Party: Registrant

     (4)  Date Filed: April 29, 1996

                             ACCUSTAFF INCORPORATED
                            6440 ATLANTIC BOULEVARD
                          JACKSONVILLE, FLORIDA 32211



                                  May 23, 1996



DEAR ACCUSTAFF INCORPORATED STOCKHOLDER:

         On behalf of the Board of Directors and management of AccuStaff Incorporated, I cordially invite you to attend the annual meeting of stockholders (the "Annual Meeting") to be held at the Omni Jacksonville Hotel, 245 West Water Street, Jacksonville, Florida on Wednesday, June 19, 1996, at 9:00 a.m. local time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting.

         In addition to the specific matters to be acted upon, there also will be a report on the operations of the Company. Directors and officers of the Company will be present to respond to stockholders' questions.

         It is important that your shares be represented at the Annual Meeting. Regardless of whether you plan to attend, you are requested to mark, sign, date and promptly return the enclosed proxy in the envelope provided. If you attend the Annual Meeting, which we hope you will do, you may vote in person even if you have previously mailed a proxy card.

         Although this is an exciting time for our Company, we are saddened by the loss of Roy M. Baker, M.D., who served as a director of the Company from February 1994 until his death in May 1996. Dr. Baker's contribution will be greatly missed.



                                   Sincerely,



                                   DEREK E. DEWAN, PRESIDENT
                                   AND CHIEF EXECUTIVE OFFICER

                             ACCUSTAFF INCORPORATED
                            6440 ATLANTIC BOULEVARD
                          JACKSONVILLE, FLORIDA  32211

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 19, 1996

TO THE HOLDERS OF COMMON STOCK:


         PLEASE TAKE NOTICE that the annual meeting of stockholders (the "Annual Meeting") of AccuStaff Incorporated (the "Company") will be held on Wednesday, June 19, 1996, at 9:00 a.m., local time, at the Omni Jacksonville Hotel, 245 West Water Street, Jacksonville, Florida.

         The Annual Meeting will be held for the following purposes:

         1. to elect six directors to serve terms scheduled to end in conjunction with the next annual meeting of stockholders or until their successors are elected and qualify;

         2.     to approve the Company's 1995 Stock Option Plan;

         3. to approve an amendment to the Company's Non-Employee Director Stock Plan;

         4. to approve the President and Chief Executive Officer's incentive compensation in order to allow for tax deductibility of such compensation in accordance with Section 162(m) of the Internal Revenue Code; and

         5. to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         All stockholders are cordially invited to attend the Annual Meeting; however, only stockholders of record at the close of business on May 13, 1996, are entitled to notice of and to vote at the Annual Meeting. In accordance with Florida law, a list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, his agent or attorney for any purpose germane to the Annual Meeting upon written notice, all as provided by the Florida Business Corporation Act, during regular business hours at the Company's corporate headquarters at 6440 Atlantic Boulevard, Jacksonville, Florida from June 9, 1996 to June 19, 1996 and the list shall be available for inspection at the Annual Meeting by any stockholder that is present.



                                        By Order of the Board of Directors,



                                        MICHAEL D. ABNEY, ASSISTANT SECRETARY

Dated:   May 23, 1996
         Jacksonville, Florida

REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE.

                             ACCUSTAFF INCORPORATED
                            6440 ATLANTIC BOULEVARD
                          JACKSONVILLE, FLORIDA 32211


                     PROXY STATEMENT FOR ANNUAL MEETING OF
                     STOCKHOLDERS TO BE HELD JUNE 19, 1996

                                  INTRODUCTION


         This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders of AccuStaff Incorporated (the "Company") on or about May 23, 1996, in connection with the solicitation by the Company's Board of Directors of proxies to be used at the annual meeting of stockholders (the "Annual Meeting") of the Company to be held on Wednesday, June 19, 1996, at 9:00 a.m., local time, or at any adjournments thereof. The Annual Meeting will be held at the Omni Jacksonville Hotel, 245 West Water Street, Jacksonville, Florida.

         The Board of Directors has designated Derek E. Dewan and Michael D. Abney, and each or either of them, as proxies to vote the shares of common stock solicited on its behalf. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time before it has been exercised by: (i) giving written notice to the Secretary of the Company; (ii) delivery of a later dated proxy; or (iii) attending the Annual Meeting and voting in person. The shares represented by the proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable. If sufficient votes in favor of the proposal are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies.


                             ELECTION OF DIRECTORS

         At the Annual Meeting, a Board of six directors will be elected to serve terms scheduled to end in conjunction with the next annual meeting of stockholders and until their successors are elected and qualify. Directors will be selected by a plurality of votes cast by shares entitled to vote at the meeting. Shares may be voted for or withheld from each nominee. Shares that are withheld will have no effect on the outcome of the election because directors will be elected by a plurality of the shares voted for directors.
The accompanying proxy will be voted, if authority to do so is not withheld, for the election as directors of the persons named below who have been designated by the Board of Directors as nominees. Each nominee is presently available for election and is a member of the Board of Directors. If any nominee should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may in their discretion vote for a substitute.

         In May 1996, Roy M. Baker, M.D. died, leaving a vacancy on the Board of Directors. The Company expects that the Board will amend the bylaws to reduce the size of the Board of Directors to six members pending the identification of a successor to Dr. Baker. When a successor is identified, the Company expects that the Board will amend the bylaws to increase the size of the Board to seven members and to appoint the new candidate to fill the vacancy. The Company expects that the search for a successor to Dr. Baker will not be completed until after the Annual Meeting.

         The Board has adopted a resolution effective as of the first meeting of the Board of Directors following this Annual Meeting electing Derek E. Dewan to serve as Chairman of the Board and Stephen A. Hoffman to serve as Vice Chairman of the Board.

         Information concerning the Board of Directors' nominees, based on data furnished by them, is set forth below. There are no family relationships between any directors or executive officers of the Company.


         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE FOLLOWING. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.


                                                                                                   YEAR FIRST
                                                   POSITIONS WITH THE COMPANY;                       BECAME
                                                   PRINCIPAL OCCUPATIONS DURING                   DIRECTOR OF
                                                      PAST FIVE YEARS; OTHER                          THE
     NAME (AGE)                                            DIRECTORSHIPS                             COMPANY
    -----------                                   -----------------------------                   -----------
     Delores P. Kesler (55)*          Director of the Company (Chairman of the Board of               1992
                                      Directors since January 1, 1994); President and Chief
                                      Executive Officer from May 1992 to January 1, 1994;
                                      Chairman and Chief Executive Officer of ATS Services,
                                      Inc., a temporary staffing service formed by her in
                                      1978, until its merger into the Company in May 1992;
                                      Director of the Clay County Bank in Orange Park,
                                      Florida and Physicians Sales & Services, Inc., a
                                      publicly-held distributor of medical supplies; Past
                                      member of the Executive Committee of National
                                      Association of Temporary and Staffing Services
                                      ("NATSS"); Founder of the Florida Temporary Services
                                      Association.

     Derek E. Dewan (41)*[ ]          President and Chief Executive Officer of the Company            1994
                                      since January 1, 1994; Director since January 28,
                                      1994; Partner with the accounting firm of Coopers &
                                      Lybrand, L.L.P. for more than five years prior to
                                      joining the Company, most recently as the managing
                                      partner of the Jacksonville, Florida office.

     Stephen A. Hoffmann (50)*        Director and Treasurer of the Company since May 1992;           1992
                                      Senior Vice President-Acquisitions and Secretary
                                      since January 1, 1994; Chairman and Chief Executive
                                      Officer of Metrotech, Inc., a temporary staffing
                                      service formed by him in 1975, until its merger into
                                      the Company in May 1992.

     David G. Richardson (57)         Director of the Company since May 1992; Chairman of             1992
                                      the Board from May 1992 to January 1, 1993; Chairman
                                      and Chief Executive Officer of BSI Temporaries, Inc.,
                                      a temporary staffing service formed by him in 1971,
                                      until its merger into the Company in May 1992; Past
                                      Director of NATSS; Founder and past President of the
                                      Maryland Temporary Association.

                                                                                                   YEAR FIRST
                                                   POSITIONS WITH THE COMPANY;                       BECAME
                                                   PRINCIPAL OCCUPATIONS DURING                   DIRECTOR OF
                                                      PAST FIVE YEARS; OTHER                          THE
     NAME (AGE)                                            DIRECTORSHIPS                             COMPANY
     ----------                                    ----------------------------                   -----------
     William H. Thumel, Jr. (49)o     Director of the Company since May 1992; Chairman of             1992
                                      the Board from January 1, 1993 to December 31, 1993
                                      and Secretary from May 1992 through January 1, 1993;
                                      Chairman and Chief Executive Officer of Abacus
                                      Services, Inc., a temporary staffing service he
                                      founded in 1974, until its merger into the Company in
                                      May 1992; Past member of the Executive Committee of
                                      NATSS.

     T. Wayne Davis (49)[ ]o          Director of the Company since February 1994; Private            1994
                                      investor for the past five years; President and
                                      Chairman of the Board of Tine W. Davis Family-WD
                                      Charities, Inc.; President of Red Wing Properties,
                                      Inc.; Of counsel to the Florida law firm of
                                      Greenberg, Traurig, et al. (from 1990-1995); Director
                                      of Enstar Group, Winn-Dixie Stores, Inc., a publicly-
                                      held grocery chain, Enterprise National Bank and
                                      Associated Industries of Florida Property and
                                      Casualty Trust.  Mr. Davis also serves as Vice
                                      Chairman of the Board of Riverside Golf Investments;
                                      and Chairman of the Board of General Parcel Service,
                                      Inc., a publicly-held package distribution company.



*    Member of the Executive Committee.
o    Member of the Audit Committee.
[ ]  Member of the Compensation Committee.



         BOARD OF DIRECTORS AND STANDING COMMITTEES. Regular meetings of the Board of Directors are held four times a year, with special meetings as needed. During 1995, the Board of Directors held four regular meetings and five special meetings. Each director attended at least 75% of the aggregate of: (i) all meetings of the Board of Directors; and (ii) all meetings of Board committees on which he or she served during 1995.

         The Board of Directors has established three standing committees: an Executive Committee; an Audit Committee; and a Compensation Committee, which are described below. Members of these committees are elected annually at the regular Board of Directors meeting held in conjunction with the annual stockholders' meeting. The Board of Directors presently does not have a nominating committee.

         EXECUTIVE COMMITTEE. The Executive Committee is presently comprised of Mrs. Kesler (Chairman) and Messrs. Dewan and Hoffmann. The Executive Committee did not meet during 1995. Subject to the limitations specified by the Florida Business Corporation Act, the Executive Committee is authorized by the Company's bylaws to exercise all of the powers of the Board of Directors when the Board of Directors is not in session.

         AUDIT COMMITTEE. The Audit Committee is presently comprised of Mr. Davis (Chairman) and Mr. Thumel, neither of whom is an officer of the Company. Dr. Baker served as a member of the Audit Committee until his death in May 1996. A successor to Dr. Baker is being sought to fill the vacancy. Regular meetings of the Audit Committee will be held twice a year, with one meeting scheduled in conjunction with the annual stockholders' meeting. The Audit Committee met twice during 1995. The principal responsibilities of and functions generally performed by the Audit Committee are reviewing the Company's internal controls and the objectivity of its financial reporting, making recommendations regarding the Company's employment of independent auditors and reviewing the annual audit with the auditors.

         COMPENSATION COMMITTEE. The Compensation Committee is presently comprised of Messrs. Davis and Dewan. Dr. Baker served, until his death in May 1996, as Chairman of the Compensation Committee and served, along with Mr. Davis, as a member of the committee that administers the Company's Employee Stock Plan and 1995 Stock Option Plan (the "Stock Option Plan"). A successor to Dr. Baker is being sought to fill the vacancies. The Compensation Committee generally holds two regular meetings per year. During 1995, the Compensation Committee met three times. This Committee has the responsibility of approving the compensation arrangements for senior management of the Company, including annual bonus compensation. It also recommends to the Board of Directors adoption of any compensation plans in which officers and directors of the
Company are eligible to participate.   Although a member of the Compensation
Committee, Mr. Dewan does not participate in any of the decisions regarding the terms of his employment or compensation or the administration of the Company's Employee Stock Plan and Stock Option Plan.


         EXECUTIVE OFFICERS.  The executive officers of the Company are Derek
E. Dewan, President and Chief Executive Officer, Delores P. Kesler, Chairman of the Board, Stephen A. Hoffmann, Senior Vice President-Acquisitions, Michael D. Abney, Senior Vice President and Chief Financial Officer, and James R. O'Reilly, Chief Operating Officer. For additional information with regard to Mrs. Kesler and Messrs. Dewan and Hoffmann, see the Directors table on the preceding pages.


         Michael D. Abney, Senior Vice President of the Company since March 1995, joined the Company in November 1992 as Chief Financial Officer. He is a certified public accountant and was a partner with Coopers & Lybrand, L.L.P. for 22 years prior to joining the Company, most recently as managing partner of Coopers & Lybrand, L.L.P.'s, Jacksonville, Florida office.


         James R. O'Reilly has served as Chief Operating Officer of the Company since October 1993 and as Vice President-Southeast Region from the Company's formation in May 1992 to October 1993. Prior to May 1992, Mr. O'Reilly was employed by ATS Services, Inc., one of the Company's predecessor companies, for four years, most recently as Vice President.

                               VOTING SECURITIES

         The record of stockholders entitled to vote was taken at the close of business on May 13, 1996. At such date, the Company had outstanding and entitled to vote 63,361,395 shares of common stock, $.01 par value ("Common Stock"). Each share of Common Stock entitles the holder to one vote. Holders of a majority of the outstanding shares of Common Stock must be present in person or represented by proxy to constitute a quorum at the Annual Meeting.

         The following table shows the beneficial ownership as of April 26, 1996, of each director, the named executive officers and those persons known to the Company to be beneficial owners of more than 5% of its outstanding Common Stock. Unless otherwise indicated, each of the stockholders listed below exercises sole voting and dispositive power over the shares.

                                                                                       SHARES BENEFICIALLY
                                                                                              OWNED
                                                                                    -------------------------
            NAME                                                                      NUMBER       PERCENT(1)
                                                                                    -----------   -----------
            Delores P. Kesler . . . . . . . . . . . . . . . . . . . . . . . . .     2,780,000          4.4
            Derek E. Dewan(2) . . . . . . . . . . . . . . . . . . . . . . . . .       138,000            *
            Stephen A. Hoffmann(3)  . . . . . . . . . . . . . . . . . . . . . .     1,285,000          2.0
            James R. O'Reilly(4)  . . . . . . . . . . . . . . . . . . . . . . .        20,000            *
            Michael D. Abney(5) . . . . . . . . . . . . . . . . . . . . . . . .        15,680            *
            David G. Richardson(6)  . . . . . . . . . . . . . . . . . . . . . .     2,081,190          3.3
            William H. Thumel, Jr.  . . . . . . . . . . . . . . . . . . . . . .     1,800,000          2.8
            T. Wayne Davis(7) . . . . . . . . . . . . . . . . . . . . . . . . .       189,400            *
            Pilgrim Baxter & Associates, Ltd.(8)  . . . . . . . . . . . . . . .     4,405,200          7.0
            All directors and executive
              officers as a group (10 persons) (9)  . . . . . . . . . . . . . .     8,502,209         13.4


___________________________
*    Indicates less than 1%.

(1) Percentage is determined on the basis of 63,284,064 shares of Common Stock outstanding as of April 26, 1996, plus shares of Common Stock deemed outstanding pursuant to Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act").
(2) Mr. Dewan owns or has options to acquire a total of 2,283,000 shares of Common Stock, including the 138,000 shares shown in the table above. Mr. Dewan's 2,283,000 shares consist of: (i) 48,000 shares owned by his individual retirement account; (ii) 90,000 shares held pursuant to options that are currently exercisable; (iii) options for 1,800,000 shares granted under the Company's Stock Option Plan which remain subject to stockholder approval, 1,200,000 of which will be fully vested upon stockholder approval of the Stock Option Plan and the remainder of which vest ratably over the next five years; and (iv) 345,000 shares of restricted stock to be granted on July 1, 1996, which vest ratably over the next five years but were also issued under the Stock Option Plan and remain subject to stockholder approval.
(3) Mr. Hoffmann beneficially owns 1,285,000 shares of Common Stock as shown in the table above. Mr. Hoffmann's 1,285,000 beneficially owned shares consist of: (i) 803,832 shares held in his name; and (ii) 481,168 shares held by Mr. Hoffmann as custodian for his children over which Mr. Hoffmann has sole voting and dispositive power. An aggregate of 97,848 shares are registered in Mr. Hoffmann's wife's name over which Mr. Hoffmann does not share any voting or investment power and as to which he disclaims any beneficial ownership.

(4) Mr. O'Reilly owns or has options to acquire a total of 560,000 shares of Common Stock, including the 20,000 shares shown in the table above. Mr. O'Reilly's 560,000 shares consist of: (i) 12,000 shares held in his individual retirement account; (ii) 8,000 shares held in his own name;
     and (iii) options for 540,000 shares granted under the Stock Option Plan which remain subject to stockholder approval, 420,000 shares of which will be fully vested upon stockholder approval of the Stock Option Plan and the remainder of which vest ratably over the next five years.
(5) Mr Abney owns or has options to acquire a total of 675,680 shares of Common Stock, including the 15,680 shares shown in the table above. Mr. Abney's 675,680 shares consist of: (i) 15,680 shares held in his name;
     (ii) options for 120,000 shares that are not currently exercisable; and
     (iii) options for 540,000 shares granted under the Stock Option Plan which remain subject to stockholder approval, 420,000 shares of which will be fully vested upon stockholder approval of the Stock Option Plan and the remainder of which vest ratably over the next five years.
(6) Mr. Richardson beneficially owns 2,081,190 shares of Common Stock as shown in the table above. Mr. Richardson's 2,081,190 beneficially owned shares consist of: (i) 1,775,715 shares held in his name; and (ii) 305,475 held in Mr. Richardson's wife's name.
(7) Mr. Davis beneficially owns or has options to acquire 225,400 shares of Common Stock, including the 189,400 shares shown in the table above. Mr. Davis' 275,400 shares consist of: (i) 130,000 shares held in his name;
     (ii) 30,000 shares held by Tine W. Davis Family-WD Charities, Inc., a foundation, over which Mr. Davis has sole voting and dispositive power;
     (iii) 5,400 held in Mr. Davis' wife's name; (iv) options for 24,000 shares that are currently exercisable; and (v) options for 36,000 shares which become exercisable over a three-year period beginning February 1997.
(8) Based on information the Company obtained from Pilgrim Baxter & Associates, Ltd.'s Form 13F for the quarter ended March 31, 1996. The business address of Pilgrim Baxter & Associates, Ltd is 1255 Drummers Lane, Suite 300, Wayne, PA 19087.
(9)  Includes 174,000 shares subject to currently exercisable options.

                         COMPENSATION COMMITTEE REPORT

     The Company's overall compensation philosophy includes: attracting and retaining quality executive talent; reinforcing strategic performance objectives; and building goal congruence between the executive officers and stockholders. Thus, there are three components to executive compensation: base salary; incentive compensation; and equity participation.

     BASE SALARY. In establishing the base salaries of executive officers, attention is given to attracting and retaining quality management. The Company looks to both the levels of compensation in the staffing services industry and the marketplace for executives with similar experience and abilities to determine the amount of base compensation. The Company's intent with respect to base compensation, which has been established pursuant to employment agreements in the case of Messrs. Dewan, Hoffmann, O'Reilly and Abney that are described elsewhere in this Proxy Statement, is to set the level at or below the total compensation level of the industry and marketplace to allow for stronger incentive compensation and equity participation upon performance. The Chief Executive Officer's, Chief Operating Officer's and Chief Financial Officer's bonuses are based on a percentage of the year-to-year increase in the Company's pre-tax income. Other officers may receive bonuses from time to time based on either the recommendation of the CEO or the Board of Directors, tied to subjective as well as objective performance criteria.

     EQUITY PARTICIPATION. The Committee strongly believes that to encourage the long-term growth of stockholders' value each executive officer must have some form of equity participation. Thus, each of the executive officers participates in stock ownership via either pre-existing ownership of stock or via stock options (and in the case of the Chief Executive Officer, via restricted stock). During fiscal 1995, there were option or stock grants for 1,500,000 shares of common stock to executive officers and grants for 1,266,006 shares of common stock were made to other employees.

     CHIEF EXECUTIVE OFFICER. Although a member of the Committee, Mr. Dewan does not participate in any of the decisions regarding the terms of his employment or compensation or the administration of the Company's Employee Stock Plan and Stock Option Plan. Mr. Dewan joined the Company on January 1, 1994. At such time, the Company and Mr. Dewan entered into an employment agreement, which provided that Mr. Dewan be compensated on a pay-for-performance basis. Since his arrival, the Company has been able to grow revenues to approximately $268,000,000 in fiscal 1995 from approximately $89,000,000 in fiscal 1993 and increase earnings per share 633%. As reflected in the performance graph included herein, the Company's stock has substantially outperformed both the S&P 500 and the Company's industry peer group. Effective in January 1995, the Committee extended Mr. Dewan's employment an additional year through 1999 and granted him options to acquire 150,000 shares of Common Stock at the fair market value on the date of grant. In August 1995, the Committee extended Mr. Dewan's employment through the year 2000 and granted him options to acquire 600,000 shares of Common Stock at the fair market value on the date of grant. The August grant of options is contingent upon stockholder approval of the Stock Option Plan. The vesting of the options granted in August was structured such that upon a sustained increase of the price of the Company's Common Stock of approximately 30% above the market price of the Common Stock on the date of grant, Mr. Dewan's options would immediately vest. This target has been met and upon stockholder approval of the Stock Option Plan, Mr. Dewan will be fully vested in the options granted in August. In January 1996, the Committee increased Mr. Dewan's annual base salary from $250,000 to $350,000. In addition, the Committee granted Mr. Dewan options to acquire 1,200,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant. This grant of options is also contingent upon stockholder approval of the Stock Option Plan.

The Committee provided that 600,000 of these options would vest immediately upon the attainment of a sustained price for the Company's Common Stock at a price approximately 38% above the market price on the date of grant. This target has been met and upon stockholder approval of the Stock Option Plan, Mr. Dewan will be fully vested in one-half of the options granted in January. The remainder of the options granted in January vest ratably over a five-year period ending in 2000. The Committee also provided for a grant of 345,000 shares of restricted stock to Mr. Dewan to be made on July 1, 1996, and vesting over a five-year period ending in 2001.

     Through the above described compensation, the Committee sought to align Mr. Dewan's compensation with the interests of the Company's stockholders. In light of the contributions Mr. Dewan has made to the Company, including the substantial increase in stockholder value during his tenure with the Company, the Committee considers the amount of Mr. Dewan's compensation for fiscal 1995 to be reasonable.

     To the extent determinable and as one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Interpretations of and changes in the tax laws and other factors beyond the Committee's control affect the deductibility of compensation.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally limits the corporate tax deduction for compensation paid to executive officers named in the Summary Compensation Table to $1,000,000 unless certain requirements are met. The Committee believes, based on advice from the Company's tax advisors, that the Stock Option Plan presented in this Proxy Statement for stockholder approval complies with Section 162(m) and, therefore, stock options and stock appreciation rights ("SARs") granted under this plan would qualify for the corporate tax deduction. Mr. Dewan's incentive compensation is also presented in this Proxy Statement for stockholder approval in order to comply with Section 162(m).

     The Committee intends to design future compensation awards for the executive officers subject to the deduction limit so the corporate tax deduction is maximized without limiting the Committee's flexibility to attract and retain qualified executives to manage the Company. However, the Committee will not necessarily limit executive compensation to that deductible under
Section 162(m). The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.


     The foregoing report has been furnished by:

                                  ACCUSTAFF INCORPORATED
                                  COMPENSATION COMMITTEE

                                  Dr. Roy M. Baker, Chairman
                                  T. Wayne Davis
                                  Derek E. Dewan

                         COMPARATIVE STOCK PERFORMANCE

     The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the S&P 500 index and the Common Stock of nine companies in the temporary staffing business, for the period beginning August 16, 1994, the date that trading first began on the Nasdaq National Market, and ending December 29, 1995 (the last trading date in the Company's 1995 fiscal year), assuming the reinvestment of any dividends and assuming the investment of $100 in each.

                                [INSERT GRAPH]

                                                 LEGEND

Symbol               Total Returns Index for:                08/16/94     12/30/94     06/30/95     12/29/95
- ------               -----------------------                 --------     --------     --------     --------

_______     .      AccuStaff Incorporated                      100.0        117.6        188.2        752.9

 ... ___ .   *      S&P 500 Stocks                              100.0         99.9        120.1        137.4

- -------     -      Self-Determined Peer Group                  100.0        105.0        102.7        127.5

Companies in the Self-Determined Peer Group
     CAREER HORIZONS INC                                       INTERIM SERVICES INC
     KELLY SERVICES INC                                        MANPOWER INC
     NORRELL CORP GA                                           OLSTEN CORP
     PERSONNEL MANAGEMENT INC                                  ROBERT HALF INTERNATIONAL INC
     UNIFORCE TEMPORARY PERSONNEL INC




Notes:
    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
    D.  The index level for all series was set to $100.00 on 08/16/94.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid or accrued by the Company for services rendered during the years indicated to the Company's Chief Executive Officer and to the Company's four most highly compensated executive officers whose total salary and bonus exceeded $100,000 during the year ended December 31, 1995. The Company did not grant any stock appreciation rights or make any long-term incentive plan payouts during the periods shown.

                                              SUMMARY COMPENSATION TABLE(1)
                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                         ANNUAL COMPENSATION                           AWARDS
                                     ----------------------------   -------------------------------------------------
                                                                    RESTRICTED       SECURITIES            ALL
                                                                       STOCK         UNDERLYING           OTHER
                                     YEAR    SALARY($)   BONUS($)   AWARDS ($)    OPTIONS/SARS (#)   COMPENSATION ($)
                                     ----    ---------   --------   ----------    ----------------   ----------------
   Derek E. Dewan
      President and Chief
      Executive Officer(2) . . . .    1995       25,000   376,331            --           750,000             34,946
                                      1994       25,000   159,532         88,050              --              28,837
                                      1993         --         --             --           900,000                --
   Delores P. Kesler
      Chairman (Chief Executive
      Officer during 1993) . . . .    1995       129,000      --                                              11,500
                                      1994       138,000      --             --               --              14,000
                                      1993       200,000   50,000            --               --                 --
   Stephen A. Hoffmann
      Senior Vice President -
      Acquisitions, Secretary and
      Treasurer  . . . . . . . . .    1995       138,000   20,000            --               --              12,000
                                       1994      138,000      --             --               --              14,000
                                      1993       200,000      --             --               --                 --
   Michael D. Abney
      Chief Financial Officer(3) .    1995       110,000   60,000            --           300,000                --
                                      1994       100,000   50,000            --               --                 --
                                      1993       100,000   17,345            --           300,000                --
   James R. O'Reilly
      Chief Operating Officer(3) .    1995       125,000   45,000                         300,000                --
                                      1994       100,000   48,846            --               --                 --
                                      1993        90,000   11,563            --            60,000                --

____________________
(1) All share amounts have been restated to reflect the Company's two-for-one stock split effective November 27, 1995, and three-for-one stock split effective March 27, 1996.
(2) Mr. Dewan joined the Company on January 1, 1994, as President and Chief Executive Officer and did not receive any cash compensation for the 1993 fiscal year. Mr. Dewan's bonus is calculated as 4% of the year-to-year increase in the Company's pre-tax income.
(3) Mr. Abney and Mr. O'Reilly's bonuses for fiscal 1995 were calculated in accordance with their employment agreements and were equal to 2% of the year-to-year increase in the Company's pre-tax net income, provided, however, the total bonus could not exceed $60,000 for Mr. Abney and $45,000 for Mr. O'Reilly. Subsequent to the fiscal 1995 year-end, both Mr. O'Reilly's and Mr. Abney's employment agreements were renewed and the bonus formula modified to reflect a fiscal 1996 bonus of .75% of the year-to-year increase in the Company's pre-tax income with no limitation as to the total amount of the bonus.

         OPTION GRANTS IN LAST FISCAL YEAR. The following table sets forth information concerning each grant of stock options to the executives named in the preceding Summary Compensation Table during the year ended December 31, 1995.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)


                                                       INDIVIDUAL GRANTS                    POTENTIAL REALIZABLE VALUE
                                     ------------------------------------------------------     AT ASSUMED ANNUAL
                                                                                               RATES OF STOCK PRICE
                                                       PERCENT OF                                 APPRECIATION FOR
                                       NUMBER OF          TOTAL                                   OPTION TERM(3)
                                       SECURITIES        OPTIONS     EXERCISE               --------------------------
                                       UNDERLYING      GRANTED TO     OR BASE
                                        OPTIONS       EMPLOYEES IN     PRICE    EXPIRATION
                NAME                 GRANTED(#)(2)     FISCAL YEAR    ($/SH)      DATE           5%($)        10%($)
                ----                 -------------    ------------   --------   -----------   -----------   ----------
 Derek E. Dewan  . . . . . . . . .         150,000             5.4       2.31   01/26/05          218,523      553,204

                                           600,000(4)         21.7       5.17   09/27/05        1,947,573    4,938,602

 Delores P. Kesler . . . . . . . .            --              --         --         --               --           --

 Stephen A. Hoffmann . . . . . . .            --              --         --         --               --           --


 Michael D. Abney  . . . . . . . .         300,000(4)         10.8       5.17   09/27/05          973,787    2,469,301


 James R. O'Reilly . . . . . . . .         300,000(4)         10.8       5.17   09/27/05          973,787    2,469,301


____________________
(1) All share amounts have been restated to reflect the Company's two-for-one stock split effective November 27, 1995, and three-for-one stock split effective March 27, 1996.
(2) All options were granted at the market value on the date of grant based generally on the last sale price on the date of grant of the Company's Common Stock on the Nasdaq National Market.
(3) The dollar amounts under these calculations are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock or the present or future value of the options.
(4) These grants were made subject to subsequent stockholder approval of the Stock Option Plan.

         AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES. The following table sets forth information concerning the number of options exercised, the value realized on such exercises and the value of unexercised options as of December 31, 1995, by the executives named in the preceding Summary Compensation Table.

             AGGREGATE OPTION/SAR EXERCISE IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION VALUES(1)

                                                                                                    Value of Unexercised
                                                                                                        In-the-Money
                                                                        Number of Unexercised        Options at Fiscal
                                                                        Securities Underlying             Year End
                                   No. of Shares         Value       Options at Fiscal Year End       Exercisable(E)/
              Name              Acquired on Exercise  Realized($)  Exercisable(E)/Unexercisable(U)  Unexercisable(U)(2)
              ----              --------------------  -----------  -------------------------------  -------------------
 Derek E. Dewan  . . . . . . .       300,000            $607,500              750,000(E)(3)          $10,153,125(E)

                                                                              600,000(U)               5,700,000(U)

 Delores P. Kesler . . . . . .            --                  --                   --                         --

 Stephen A. Hoffmann . . . . .            --                  --                   --                         --

 Michael D. Abney  . . . . . .        24,000              47,000              132,000(E)(4)            1,826,000(E)

                                                                              420,000(U)               4,510,000(U)

 James R. O'Reilly . . . . . .         3,600              31,500               20,400(E)(5)              273,700(E)

                                                                              336,000(U)(5)            3,333,000(U)

____________________
(1) All share amounts have been restated to reflect the Company's two-for-one stock split effective November 27, 1995, and three-for-one stock split effective March 27, 1996.
(2) The closing price of the Company's Stock on the Nasdaq Stock Market on December 29, 1995, the last trading day of the Company's fiscal year, was $14.67.
(3) Includes 660,000 shares acquired by Mr. Dewan subsequent to year-end upon exercise of the underlying option and sold as part of the over-allotment option in the Company's April 1996 stock offering.
(4) Includes 102,000 shares acquired by Mr. Abney subsequent to year-end upon exercise of the underlying option and sold as part of the over-allotment option in the Company's April 1996 stock offering.
(5) Includes 52,797 shares acquired by Mr. O'Reilly subsequent to year-end upon exercise of the underlying option and sold as part of the over-allotment option in the Company's April 1996 stock offering.


EMPLOYMENT AGREEMENTS

         The Company has entered into an employment agreement with Derek E. Dewan, the Company's President and Chief Executive Officer, that provides for an annual base salary of $350,000 for fiscal 1996 ($250,000 for fiscal 1995), plus incentive compensation equal to 4% of the increase in the Company's pre-tax income for the fiscal year over the previous fiscal year. If Mr. Dewan's employment is terminated by the Company for reasons other than cause or by Mr. Dewan for good reason, the agreement provides for any unvested options to become immediately exercisable and for Mr. Dewan to receive a lump sum payment equal to the greater of: (i) the present value of Mr. Dewan's base salary for the remaining portion of the term of the employment agreement; or
(ii) the present value of two years' base salary. Any unvested options also will vest upon a change in control. In addition, the employment agreement provides for Mr. Dewan to receive a car allowance, life and disability insurance and Company-paid club dues. In January 1996, the Board of Directors extended the term of Mr. Dewan's employment agreement to December 31, 2001.

         Effective January 2, 1995, the Company entered into a one-year employment agreement with Michael D. Abney, the Company's Senior Vice President and Chief Financial Officer, that provides for an annual salary of $110,000 plus incentive compensation equal to 2% of the increase in the Company's pre-tax income for the fiscal year over the previous fiscal year, subject to a limit of $60,000. Pursuant to the agreement, if Mr. Abney is dismissed without cause, he will receive one year's base salary. In the event of this death, disability or termination without cause, or if there is a change in control of the Company, the agreement provides for the automatic vesting of any unvested stock options held by Mr. Abney on such date. In fiscal 1996, Mr. Abney's employment agreement was renewed on substantially the same terms with an increase in base salary to $135,000 and modified bonus compensation equal to
 .75% of the increase in the Company's pre-tax income, with no limit as to the total amount of incentive compensation.

         Effective January 2, 1995, the Company entered into a one-year employment agreement with James R. O'Reilly, the Company's Chief Operating Officer, that provides for an annual base salary of $125,000, plus incentive compensation equal to 2% of the increase in the Company's pre-tax income for the fiscal year over the previous fiscal year, subject to a limit of $45,000. Pursuant to the agreement, if Mr. O'Reilly is dismissed without cause, he will receive one year's base salary. In the event of his death, disability or termination without cause, or if there is a change in control of the Company, the agreement provides for the automatic vesting of any unvested stock options held by Mr. O'Reilly on such date. In fiscal 1996, Mr. O'Reilly's employment agreement was renewed on substantially the same terms with an increase in Mr. O'Reilly's base salary to $150,000 and modified bonus compensation equal to
 .75% of the increase in the Company's pre-tax income, with no limit as to the total amount of incentive compensation.

         The Company has also entered into an employment agreement with Stephen
A. Hoffmann, the Company's Senior Vice President - Acquisitions, Secretary and Treasurer which expires on December 31, 1996, or upon his earlier death, disability or termination for cause. The agreement provides for an annual salary of $138,000 and an annual bonus as determined by the Board of Directors. The agreement also provides that if the Board of Directors does not renew the agreement, Mr. Hoffmann is entitled to receive the stated salary for an additional two years.

DIRECTORS' COMPENSATION

         FEES AND OTHER COMPENSATION. All directors, including inside directors, receive from the Company a quarterly fee of $1,000, attendance fees of $1,500 per Board meeting, $500 for each Board Committee meeting and reimbursement for their out-of-pocket expenses. In addition, David G. Richardson, William H. Thumel, Jr. and Delores P. Kesler each had employment agreements with the Company for services provided in connection with marketing analysis and assistance. These agreements provided for annual salaries of $138,000 and annual bonuses as determined in the Board of Directors's discretion. The agreements were canceled in October 1995 and are to be replaced by agreements providing for a salary of $12,000 plus payment of certain other insurance benefits and expenses and the continuation of the noncompetition restrictions described under "Certain Transactions; Compensation Committee Interlocks and Insider Participation."

         NON-EMPLOYEE DIRECTOR STOCK PLAN. Prior to the Company's initial public offering in August 1994, the Board of Directors (excluding outside directors) adopted, and the Company's stockholders approved, a stock option plan for non-employee directors (the "Director Plan"). A total of 600,000 shares of Common Stock have been reserved for issuance under the Director Plan. The Director Plan is administered by the Director Stock Plan Committee which is comprised of members of the Board of Directors who are not eligible to participate in the Director Plan.

         The Director Plan provides for the issuance of non-qualified options to purchase 60,000 shares of Common Stock to each new director, upon first being appointed or elected, at an exercise price equal to the fair market value of the stock on the date of grant. The options become exercisable ratably over a five-year period. The awards have a term of ten years but are only exercisable for a maximum of three years after the participant ceases to be a director of the Company; however, if a participant ceases to be a director within one year of initial appointment or election, the options granted shall be canceled.


         The Director Stock Plan Committee has unanimously adopted a resolution approving and recommending to the Company's stockholders for their approval an amendment to the Director Plan to provide for annual grants to directors upon reelection, as presented in this Proxy Statement. The Director Plan, if amended, would provide for the annual issuance of non-qualified options to purchase 20,000 shares of Common Stock to each director, upon reelection, at an exercise price equal to the fair market value of the stock on the date of grant. The options become exercisable ratably over a three-year period. In addition, the amendment imposes a lifetime limit on the number of options that may be granted to any director under the Director Plan of 160,000 for directors initially elected prior to this Annual Meeting and 100,000 for directors initially elected on or after this Annual Meeting.

         Upon election to the Board of Directors, Dr. Baker and Mr. Davis were each granted non-qualified options to purchase 60,000 shares at an exercise price of $1.25 per share. Options covering 60,000 shares are currently exercisable by Dr. Baker's legal representative. Options covering 24,000 shares are currently exercisable by Mr. Davis.

            CERTAIN TRANSACTIONS; COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION


         The Compensation Committee, which was formed in fiscal 1994, is presently comprised of Messrs. Davis and Dewan. Dr. Baker served on the Compensation Committee until his death in May 1996. A successor to Dr. Baker is being sought to fill the vacancy. Mr. Dewan is President and Chief Executive Officer of the Company and does not participate in decisions relating to his compensation or the administration of the Company's Stock Plan and 1995 Stock Option Plan.


         Prior to completion of the Company's initial public offering and constitution of the Compensation Committee, all compensation decisions were made by Delores P. Kesler, Stephen A. Hoffmann, David G. Richardson and William
H. Thumel, Jr., each of whom is a director of the Company (and in the case of Mrs. Kesler and Mr. Hoffmann, an executive officer as well). Mrs. Kesler and Mr. Hoffmann are Chairman of the Board and Senior Vice President-Acquisitions, respectively. Set forth below are various transactions involving the Company and these directors or their related parties and the present members of the Compensation Committee. The Audit Committee of the Board of Directors is responsible for evaluating the appropriateness of all related-party transactions.

         Mrs. Kesler and Messrs. Hoffmann, Richardson and Thumel and members of Mr. Hoffmann's immediate family owned the Company's four predecessor companies. In May 1992, they received Common Stock as a result of the merger of the predecessor companies into the Company. The predecessor companies were valued based on an independent third-party appraisal. Immediately prior to the 1992 merger, each of the predecessor corporations spun-off certain assets and liabilities that were not suitable in light of the Company's planned operations and long-range strategic plan. These businesses involve either high-risk workers' compensation accounts, low gross margin accounts or accounts that were otherwise undesirable at the time of the 1992 merger. The companies that retained pre-merger assets and liabilities following the 1992 merger continue, in some circumstances, to operate under the names of the predecessor companies and continue to be owned by the Company's four founding directors.

         Each of the four founding directors has entered into an Employment and Noncompetition Agreement with the Company under which the director is prohibited, for a period of three years following termination of the director's employment with the Company and its affiliates, from, among other things, engaging in, lending money for the benefit of, or rendering services for any competitive business within a 50-mile radius of any office of the Company, and employing, for himself or on behalf of any other person, within a 50-mile radius of any office of the Company, any person employed by the Company or its affiliates during the noncompete period. The businesses retained by each of the four founding directors are excepted from the noncompete provisions and, in the case of Mr. Richardson, any entity in which Mr. Richardson has an interest and which engages in on-site staffing for a particular customer at any one location.

         Mr. Thumel is President and majority owner of Abacus Business Services, Inc. ("Abacus"), an affiliate of one of the Company's four predecessor companies. Abacus paid the Company approximately $2,200,000 in fiscal 1995 for temporary staffing services provided to its beeper and paging operations. Mr. Richardson is President and majority owner of CSSI, Inc., formerly BSI Staffing of Maryland, Inc. ("CSSI"), also an affiliate of a predecessor company. CSSI and its affiliate, N-1, Inc., paid the Company approximately $11,000 in 1995 for temporary staffing services for which the Company serves as subcontractor.

         Mrs. Kesler is the President and sole owner of ATS Services, Inc. ("ATS"), an affiliate of one of the predecessor companies. Since May 1992, the Company has leased its corporate headquarters from ATS under a noncancellable lease which expired on January 1, 1996, aggregate annual rent was $120,000.
The Company has also leased space owned by Mrs. Kesler in Jacksonville for three branch office locations under a three-year lease which expired February 29, 1996, that provided for aggregate annual rent of approximately $60,000.
The Company processes at cost the weekly payroll of All Seasons Travel, Inc., a travel agency of which Mrs. Kesler is Chairman and a 51% stockholder. All Seasons Travel reimbursed the Company for out-of-pocket costs in the amounts of approximately $223,000 for fiscal 1995.

         The Company has entered into an agreement with American Transtech, Inc. ("Transtech"), a subsidiary of AT&T, to provide temporary staffing services for Transtech's customer care operations. Those services are provided through People Systems, Inc. ("People Systems"), a franchisee of the Company, utilizing the Company's temporary employees. The outstanding stock of People Systems is owned beneficially and of record 51% by Mrs. Kesler and 49% by the Company. The Company owns all accounts receivable arising from People Systems' agreement with ATI. Under the Company's fee arrangement with People Systems, the Company retains as franchise fees all the gross profits from the franchised operations of People Systems and remits to People Systems an amount necessary to cover the reasonable and necessary operating expenses of People Systems and an amount sufficient for People Systems to earn a 6% annual return on total capital invested in People Systems, which is not material. The franchise agreement provides, among other things, that Mrs. Kesler will be the Chief Executive Officer in charge of operations for People Systems, that People Systems will not compete with the Company during the term of the agreement or for two years thereafter, that transfer or encumbrance of the franchised rights is prohibited and that upon termination or expiration of the franchise agreement and that the Company has the option to acquire the business of People Systems at the lower cost or market. Upon the death or disability of Mrs. Kesler, her heirs are required to offer her shares of People Systems to the Company at fair market value.

         Mr. Thumel and Abacus of Hampton Roads, Inc., a company owned by Mr. Thumel, lease space to the Company for branch office locations in Virginia pursuant to five five-year noncancellable leases, three of which expire April 30, 1997, and two of which expire December 31, 1998. During fiscal 1995, the Company paid aggregate rent of approximately $49,000 under these leases.

         The Company leases office space from Mr. Hoffmann in Louisville, Kentucky under leases which expire on January 1, 1998, and October 31, 1998, and in Fort Smith, Arkansas under a lease which expires on December 31, 1998. During fiscal 1995, the Company paid aggregate annual rent of approximately $62,000 under these leases.

         On March 8, 1994, Mr. Hoffmann's father-in-law purchased 80,004 shares of Common Stock from the Company at a price of $1.25 per share.

         On February 4, 1994, a trust for the benefit of Dr. Baker and his wife, purchased a $500,000 6% Convertible Subordinated Debenture from the Company which was immediately convertible into shares of the Company's Common Stock at a conversion price of $1.25 a share. The Debenture was called for redemption and the trust converted the Debenture into 399,996 shares of Common Stock on July 31, 1994.

         On April 25, 1994, Mr. Davis purchased 180,000 shares of the Company's Common Stock for an aggregate purchase price of $225,000.

                           STOCK OPTION PLAN PROPOSAL

        The Board of Directors has unanimously adopted a resolution approving and recommending to the Company's stockholders for their approval, the Stock Option Plan. The Board of Directors believes that the Stock Option Plan is needed to provide the Company with greater flexibility to attract highly qualified directors, employees, consultants and advisors in the future. There are less than 75,000 shares of Common Stock available for issuance under options pursuant to the Company's existing Employee Stock Plan adopted in 1993. The Board of Directors believes that the Company will need an additional compensation plan for future use.

         A SUMMARY OF THE PRINCIPAL FEATURES OF THE STOCK OPTION PLAN IS PROVIDED BELOW, BUT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE STOCK OPTION PLAN. SUCH TEXT IS NOT INCLUDED IN THE PRINTED VERSION OF THIS PROXY STATEMENT BUT WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE TIME OF THE FILING OF THIS PROXY STATEMENT. COPIES OF THE STOCK OPTION PLAN ARE AVAILABLE UPON REQUEST DIRECTED TO MICHAEL D. ABNEY, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, ACCUSTAFF INCORPORATED, 6440 ATLANTIC BOULEVARD, JACKSONVILLE, FLORIDA 32211.

SHARES SUBJECT TO THE STOCK OPTION PLAN

         The Board of Directors has reserved 9,000,000 shares of Common Stock for issuance under the Stock Option Plan, representing approximately 14% of the currently outstanding shares of Common Stock. In the event of a change in the outstanding shares of the Company's Common Stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation, reorganization or other change in corporate structure, the number and/or type of shares to be awarded under the Stock Option Plan shall be adjusted appropriately by the Compensation Committee to prevent an unfavorable effect upon the value of the Options and SARs to be granted under the Stock Option Plan.

         The purpose of the Stock Option Plan is to attract and retain highly qualified directors, employees, consultants and advisors and to increase the growth and profitability of the Company and its subsidiaries by providing the grantees of options ("Options"), SARs and restricted stock with additional incentive to achieve the Company's objectives and to participate in its success and growth by encouraging their continued association with or service to the Company and its subsidiaries.


         The Stock Option Plan was amended by the Board of Directors in May 1996 to provide for a limitation on the number of Options, SARs and restricted stock grants which may be issued to any one participant in a given fiscal year in order to comply with Section 162(m) of the Code. . This amendment establishes 2,000,000 as the maximum annual limit in fiscal 1995 and 1996, and 500,000 as the maximum annual limit in all fiscal years thereafter.

ADMINISTRATION

         The Stock Option Plan is administered by a committee of the Board of Directors which is vested with responsibility for administering the Stock Option Plan (the "Stock Option Plan Committee"). The Stock Option Plan Committee consists of at least two directors appointed from time to time by the Board of Directors who are to be disinterested directors as set forth in Rule 16b-3 promulgated under the 1934

Act and Section 162(m) of the Code. Decisions of the Stock Option Plan Committee regarding the interpretation and administration of the Stock Option Plan are to be binding on all persons.

AMENDMENT OF STOCK OPTION PLAN

         The Stock Option Plan may be amended at any time and from time to time by the Board of Directors. The Board of Directors may not, however, amend the Stock Option Plan without the approval of the stockholders of the Company if such amendment would: (i) increase the total number of shares of Common Stock issuable under the Stock Option Plan; (ii) materially change the class of person that may participate in the Stock Option Plan; or (iii) materially increase the benefits accruing to participants under the Stock Option Plan.

ELIGIBILITY

         The class of persons eligible to participate in the Stock Option Plan shall include, but not be limited to, all directors, employees, consultants and advisors to the Company or its subsidiaries; provided, however, that only employees of the Company or its subsidiaries shall be eligible to receive incentive stock options. Subject to the limitations described above, the Stock Option Committee shall have the discretion to include all persons whose participation in the Stock Option Plan that the Stock Option Committee determines to be in the best interests of the Company. The approximate number of all directors, employees, consultants and advisors which management believes will be initially eligible to participate in the Stock Option Plan is currently approximately 1,200 based on the current number of full-time employees, provided that the Compensation Committee shall have the discretion to include any other persons whose participation it deems beneficial.

EFFECTIVE DATE AND TERMINATION

         The Stock Option Plan was effective as of August 24, 1995, provided, however, if the plan is not approved by a majority of the stockholders before August 24, 1996, all Options or Awards theretofore granted or awarded shall become void and may not be exercised. The Board of Directors may, at any time, terminate the Stock Option Plan. Termination of the Stock Option Plan will not adversely affect a participant's rights to any Option, SAR or restricted stock granted prior to termination.

TERMS OF STOCK OPTIONS

         Options granted under the Stock Option Plan may consist of incentive stock options ("ISOs") and nonqualified stock options ("NSOs"); provided, however, that only employees of the Company or its subsidiaries shall be eligible to receive ISOs. Options granted under the Stock Option Plan need not be identical to one another. The Stock Option Plan Committee may, in its discretion, grant Options under the Stock Option Plan to employees, including directors who are also employees, as well as advisors and consultants upon such restrictions, terms and conditions as the Committee may prescribe.

         The purchase price under each Option will be established by the Stock Option Plan Committee, but in no event will the option price of an ISO be less than 100% of the fair market value of the Company's Common Stock on the date of the grant. The purchase price for any Option granted under the Stock Option Plan must be paid in full at the time of exercise. The price may be paid in cash or the surrender of shares of Common Stock owned by the participant exercising the Option and having a fair market value on the date of exercise equal to the option price, or any combination of the foregoing equal to the option price. The Stock Option Plan Committee, in its discretion, may provide that the purchase price for certain Options may be paid by execution of recourse promissory notes in favor of the Company.

         ISOs must be granted within ten years of the effective date of the Stock Option Plan and may not be exercisable more than ten years from the date of the grant. However, there is no requirement that NSOs be exercised within a fixed amount of time. The Stock Option Plan Committee may provide, however, that a particular Option (either an ISO or an NSO) will terminate in a specified period of time.

         The Stock Option Plan Committee, in its discretion, may provide for accelerated vesting of an Option in the event of the participant's death, disability, retirement or other events. The Stock Option Plan Committee, in its discretion, may also provide for accelerated vesting in the event of certain changes in control of the Company. Each Option is transferrable only by will or the law of descent and distribution or in the case of a Non-Incentive Stock Option pursuant to a Qualified Domestic Relations Order and may only be exercisable by the participant during his or her lifetime.

OTHER TYPES OF AWARDS


           The Plan also permits the award of SARs and restricted stock awards. An SAR entitles the recipient to receive the difference between the fair market value of the Common Stock on the date of exercise and the SAR price, in cash or in shares of Common Stock, or a combination of both, as determined in the discretion of the Stock Option Plan Committee. The SAR price must be at least 50% of the fair market value of the Common Stock on the date of grant (100% in the case of SARs issued in tandem with incentive options). Restricted stock awards entitle the recipient to receive shares of Common Stock, subject to forfeiture restrictions that lapse over time or upon the occurrence of events specified by the Stock Option Plan Committee, with the shares required to be forfeited if the recipient ceases to be an employee of the Company before the restrictions lapse. No SARs have been granted. The Stock Option Plan Committee, in its discretion, may provide that the grant or vesting of restricted stock is based on the satisfaction of performance goals in order to comply with Section 162(m) of the Code. Such performance goals may include increases in pre-tax income, stock price, sales, earnings per share, cash flows or return on equity. See the discussion below of restricted stock granted to the Company's President and Chief Executive Officer.


OPTION GRANTS

         Other than grants of Options and restricted stock already made under the Stock Option Plan as described below, which are contingent upon stockholder approval of the Stock Option Plan, the number of grants likely to be granted under the Stock Option Plan, the persons who might receive such grants and the value of such grants cannot be determined at this time because all grants of Options, SARs and restricted stock under the Stock Option Plan will be made at the discretion of the Stock Option Plan Committee and the option price per share of Common Stock, the price or base value of SARs and the amount of restricted stock are not now determinable.

         The chart below states the number and the estimated value of such options granted since inception of the Stock Option Plan. No options have been granted to any director who is not also an executive officer.

                               New Plan Benefits
                               Stock Option Plan

                                                                  Dollar Value        Number           Exercise
   Name and Position                                                 ($)(1)         of Options           Price
   -----------------                                              ------------      ----------         --------
   Derek E. Dewan
      President and Chief Executive Officer  . . . . . . . .        17,148,000         600,000      $     5.17
                                                                    23,100,000       1,200,000           14.50
   Delores P. Kesler
      Chairman of the Board of Directors . . . . . . . . . .                --              --

   Stephen A. Hoffmann
      Senior Vice President - Acquisitions . . . . . . . . .                --              --

   Michael D. Abney
      Senior Vice President and Chief Financial Officer  . .         8,574,000         300,000            5.17
                                                                     4,620,000         240,000           14.50
   James R. O'Reilly
      Chief Operating Officer  . . . . . . . . . . . . . . .         8,574,000         300,000            5.17
                                                                     4,620,000         240,000           14.50
   All current executive officers as a group . . . . . . . .        75,547,500(3)    3,270,000           10.65(2)

   All employees, including all current officers that are not
      executive officers, as a group . . . . . . . . . . . .        41,632,056       1,728,906            9.67(2)
- ------------------

(1) All options were granted at the market value on the date of grant generally based on the last sale price of the Common Stock on the Nasdaq National Market on the date of grant. All options expire ten years after the date of grant. The dollar value is based on the closing price per share of the Company's Common Stock on the Nasdaq National Market as of May 17, 1996, which was $33.75 per share reduced by the applicable exercise price of the option granted.
(2)      Reflects the weighted average exercise price of the Options.
(3) Includes $66,636,000 of aggregate dollar value of options shown above for Messrs. Dewan, Abney and O'Reilly.

         The number and value of Options in future years will depend on the number of eligible participants and the fair market value of the Common Stock on the grant dates. The number of options awarded to each participant was based on the recipient's potential ability to contribute to the Company's success, including position within the Company.

         Only options that are vested may be exercised and no Options may be exercised until the Company's stockholders have approved the Stock Option Plan. Employees generally hold Options that vest 20% on the first through fifth anniversary dates of grant. Certain officers hold Options that vest based on the obtainment of certain stock price targets. Option holders must be generally employed by the Company on the date of vesting. Outstanding Options expire if not exercised prior to the tenth anniversary date of grant. The Option exercise price may be paid in whole or in part in shares of Common Stock, valued at their closing sale price on the date of exercise.


         RESTRICTED STOCK GRANT. On January 25, 1996, the Compensation Committee approved a grant to be made on July 1, 1996, to Mr. Dewan, the Company's President and Chief Executive Officer, of 345,000 shares of restricted stock which vest ratably over a five-year period ending in 2001. The Company is unable to determine the current dollar value of these shares because the value will be based on the price of Common Stock in future periods which is not currently determinable.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of the federal income tax consequences of the Stock Option Plan is intended to be a summary of applicable federal income tax law. State and local tax consequences may differ. Because the federal income tax rules governing options, SARs and restricted stock and related payments are complex and subject to frequent change, participants are advised to consult their tax advisors prior to exercise of options, SARs or dispositions of stock acquired pursuant to an option exercise.

         ISOs and NSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NSOs need not comply with such requirements.

         A participant is not taxed on the grant or exercise of an ISO. The difference between the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following grant and at least one year following exercise, the participant's gain, if any, by a subsequent disposition of such shares will be treated as long-term capital gain for federal income tax purposes. The measure of the gain is the difference between the proceeds received on disposition and the participant's basis in the shares (which generally equals the exercise price). If the participant disposes of stock acquired pursuant to exercise of an ISO before satisfying the one-and two-year holding periods described above, the participant will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of:
(i) the amount realized on disposition less the participant's adjusted basis in the stock (usually the option exercise price); or (ii) the difference between the fair market value of the stock on the exercise date and the option price. The balance of the consideration received on such disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the ISO. The Company is not entitled to an income tax deduction on the grant or the exercise of an ISO or on the participant's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to an income tax deduction in the year the participant disposes of the shares, in an amount equal to the ordinary income recognized by the participant.

         A participant is not taxed on the grant of an NSO. Upon exercise, however, the participant recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of the exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the participant as ordinary income.
Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following exercise. The Company does not receive an income tax deduction for this gain.

         Recipients of SARs do not recognize income upon the grant of such rights. When a participant receives or is deemed under applicable tax rules to have received payment of a SAR, the participant recognizes ordinary income in the amount equal to the cash and/or fair market value of shares of Common Stock to which the SAR relates, and the Company is entitled to an income tax deduction equal to such amount.

APPROVAL BY STOCKHOLDERS

         The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon is required to approve the Stock Option Plan Proposal. Under Florida law, shares entitled to cast votes on this matter at the Annual Meeting which abstain from this matter will be treated for all purposes relevant to this matter as being present at the meeting and entitled to vote and thus will have the same effect as a vote of such shares against the matter. Shares entitled to cast votes on this matter at the meeting which are the subject of a broker non- vote on this matter will be treated for quorum purposes as being present at the meeting and entitled to vote but not be so treated in determining whether a majority or other required percentage of the shares present and entitled to vote on the matter has been obtained.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE STOCK OPTION PLAN PROPOSAL.

                      AMENDMENT TO DIRECTOR PLAN PROPOSAL



         Prior to the Company's initial public offering in August 1994, the Board of Directors (excluding outside directors) adopted, and the Company's stockholders approved, the Director Plan. The Board has unanimously adopted a resolution approving and recommending to the Company's stockholders for their approval, an amendment to the Director Plan (the "Amendment"), which provides for annual grants to non-employee directors, upon reelection, subject to lifetime ceiling limitations based upon when the directors were initially elected to the Board. The Board of Directors believes that the Amendment is needed to promote the interest of the Company and its stockholders by strengthening the Company's ability to attract and retain the services of highly qualified non-employee directors.

         A SUMMARY OF THE PRINCIPAL FEATURES OF THE DIRECTOR PLAN IS PROVIDED BELOW, BUT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE DIRECTOR PLAN. COPIES OF THE DIRECTOR PLAN AND THE AMENDMENT ARE AVAILABLE UPON REQUEST DIRECTED TO MICHAEL D. ABNEY, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, ACCUSTAFF, INCORPORATED, 6440 ATLANTIC BOULEVARD, JACKSONVILLE, FLORIDA 32211.

SHARES SUBJECT TO THE DIRECTOR PLAN

         The Board of Directors has reserved 600,000 shares of Common Stock for issuance under the Director Plan, representing approximately 1% of the currently outstanding shares of Common Stock. In the event of the change in the outstanding shares of the Company's Common Stock by reason of a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split or other change in corporate structure, the number of shares to be awarded under the Director Plan shall be adjusted appropriately to prevent an unfavorable effect upon the value of the options to be granted under the Director Plan.

ADMINISTRATION

         The Director Plan is administered by a committee of the Board of Directors which is vested with the responsibility for administering the Director Plan. The Director Stock Plan Committee is comprised of members of the Board who are not eligible to participate in the Director Plan and who are to be disinterested directors as set forth in Rule 16b-3 of the 1934 Act (the "Director Stock Plan Committee").

AMENDMENT OF DIRECTOR PLAN

         The Director Plan may be amended at any time and from time to time by the Director Stock Plan Committee. The Director Stock Plan Committee may not, however, amend the Director Plan without the approval of the stockholders of the Company if such amendment would: (i) materially change the class of persons that may participate in the Director Plan; (ii) increase the total number of shares of Common Stock issuable under the Director Plan; or (iii) otherwise require stockholder approval to satisfy the requirements of Rule 16b-3. Decisions of the Director Stock Plan Committee regarding the interpretation of the Director Plan are binding on all persons.

ELIGIBILITY

         The class of persons eligible to participate in the Director Plan shall include directors who are not employees of the Company or its subsidiaries.

EFFECTIVE DATE AND TERMINATION

         The Director Plan was effective as of December 29, 1993. The Director Stock Plan Committee may, at any time, terminate the Director Plan.
Termination of the Director Plan will not adversely affect a participant's rights to any option granted prior to termination.

TERMS OF STOCK OPTIONS

         Options granted under the Director Plan consist of NSOs. The purchase price under each option will be established by the Director Stock Plan Committee, but in no event will the option price be less than 100% of the fair market value of the Company's Common Stock on the date of grant. The purchase price for any option granted under the Director Plan must be paid in full at the time of exercise. The price may be paid in cash or the surrender of shares of Common Stock owned by the participant exercising the option and having a fair market value on the date of exercise equal to the option price, or any combination of the foregoing equal to the option price.

         Options must be granted within ten years of the effective date of the Director Plan. The options have a term of ten years but are only exercisable for a maximum of three years after the participant ceases to be a director of the Company; however, if a participant ceases to be a director within one year of initial appointment or election, the options granted shall be canceled.

         The Director Stock Plan Committee, in its discretion, may provide for accelerated vesting of an option in the event of the participant's death. Each option is transferable only by will or the law of descent and distribution and may only be transferred by the participant six months after the date of grant.

OPTION GRANTS

         As of the date of this Proxy Statement, options to purchase 120,000 shares of Common Stock are outstanding under the Director Plan. Upon election to the Board of Directors, Dr. Baker and Mr. Davis were each granted non-qualified options to purchase 60,000 shares of Common Stock at an exercise price of $1.25 per share. Options covering 60,000 shares are currently exercisable by Dr. Baker's legal representative. Options covering 24,000 shares are currently exercisable by Mr. Davis.

         The Director Plan currently provides for the issuance of NSOs to purchase 60,000 shares of Common Stock to each new director, upon first being appointed or elected (the "Initial Grant"). In addition, the Director Plan, if amended, will provide for annual issuances of NSOs to purchase 20,000 shares of Common Stock to each director upon reelection (the "Annual Grants"). The Initial Grants become exercisable ratably over a five-year period. The Annual Grants would become exercisable ratably over a three-year period. The amendment also imposes a lifetime limit on the number of options that may be granted to any director under the Director Plan of 160,000 for directors initially elected prior to this Annual Meeting and 100,000 for directors initially elected on or after this Annual Meeting.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of the federal income tax consequences of the Director Plan is intended to be a summary of applicable federal income tax law. State and local tax consequences may differ. Because the federal income tax rules governing options are complex and subject to frequent change, participants are advised to consult their tax advisor prior to exercise.

         A participant is not taxed on the grant an NSO. Upon exercise, however, the participant recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the participant of the ordinary income. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following exercise. The Company does not receive an income tax deduction for this gain.

APPROVAL BY STOCKHOLDERS

         The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon is required to approve the Amendment to Director Plan Proposal. Under Florida law, shares entitled to cast votes on this matter at the Annual Meeting which abstain from this matter will be treated for all purposes relevant to this matter as being present at the meeting and entitled to vote and thus will have the same effect as a vote of such shares against the matter. Shares entitled to cast votes on this matter at the meeting which are the subject of a broker non-vote on this matter will be treated for quorum purposes as being present at the meeting and entitled to vote but not be so treated in determining whether a majority or other required percentage of the shares present and entitled to vote on the matter has been obtained.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO DIRECTOR PLAN PROPOSAL.

                        INCENTIVE COMPENSATION PROPOSAL


         The Board of Directors has unanimously adopted a resolution recommending to the stockholders for their approval incentive compensation that is to be awarded to the Company's President and Chief Executive Officer, Derek
E. Dewan pursuant to his existing employment agreement. Stockholder approval is needed solely in order for the incentive compensation to comply with Section 162(m) of the Code so that such compensation will be deductible to the Company without limitation, thereby reducing the Company's overall tax liability.

         The Company has previously entered into an employment agreement with Mr. Dewan that provides for incentive compensation equal to 4% of the increase in the Company's pre-tax income for the fiscal year over the pervious fiscal year. Mr. Dewan was awarded $376,331 as incentive compensation in 1995 pursuant to this provision of his employment agreement.

         Section 162(m) is not expected to affect the deductibility of incentive compensation payments to any of the Company's officers other than Mr. Dewan. The Company believes that if approved by the stockholders, Mr. Dewan's incentive compensation will comply with the performance-based compensation exception to Section 162(m). Accordingly, such compensation should be fully deductible to the Company.

         The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting entitled to vote thereon and cast on this matter is required to approve the Incentive Compensation Proposal. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE INCENTIVE COMPENSATION PROPOSAL.

                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than 10% beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to the Company, the Company believes that, during the last fiscal year, its executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Company has selected the firm of Coopers & Lybrand L.L.P to serve as the independent certified public accountants for the Company for the current fiscal year ending December 29, 1996. That firm has served as the auditors for
the Company since 1992.   Representatives of Coopers & Lybrand L.L.P. are
expected to be present at the Annual Meeting and will be accorded the opportunity to make a statement, if they so desire, and to respond to appropriate questions.


                                 OTHER MATTERS

         The Board of Directors does not know of any other matters to come before the Annual Meeting; however, if any other matters properly come before the Annual Meeting it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters. If any other matter should come before the Annual Meeting, action on such matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.


                             STOCKHOLDER PROPOSALS

         Regulations of the Securities and Exchange Commission require Proxy Statements to disclose the date by which stockholder proposals must be received by the Company in order to be included in the Company's proxy materials for the next annual meeting. In accordance with these regulations, stockholders are hereby notified that if they wish a proposal to be included in the Company's Proxy Statement and form of proxy relating to the 1997 annual meeting, a written copy of their proposal must be received at the principal executive offices of the Company no later than January 22, 1997. To ensure prompt receipt by the Company, proposals should be sent certified mail return receipt requested. Proposals must comply with the proxy rules relating to stockholder proposals in order to be included in the Company's proxy materials.


                                 ANNUAL REPORT

         A copy of the Company's Annual Report for the year ended December 31, 1995, accompanies this Proxy Statement. Additional copies may be obtained by writing to Michael D. Abney, Chief Financial Officer, at 6440 Atlantic Boulevard, Jacksonville, Florida 32211.

                            EXPENSES OF SOLICITATION


         The cost of soliciting proxies will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies. Certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies in addition to solicitation by mail. Should the Company's management deem it appropriate, the Company may also retain the services of Corporate Communications, Inc. and/or Morrow & Co., Inc. to aid in the solicitation of proxies for which the Company anticipates it will pay a fee not to exceed, in the aggregate, $10,000 plus reimbursement of expenses.

Dated:  May 23, 1996


         STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED. YOUR PROMPT RESPONSE WILL BE APPRECIATED.

                                                                    APPENDIX A


                            ACCUSTAFF INCORPORATED
                           6440 ATLANTIC BOULEVARD
                         JACKSONVILLE, FLORIDA 32211


        THIS PROXY IS SOLICITATED ON BEHALF OF THE BOARD OF DIRECTORS.

     KNOW ALL MEN BY THESE PRESENTS that I, the undersigned stockholder of Accustaff Incorporated, a Florida corporation, do hereby nominate, constitute, and appoint Derek E. Dewan and Michael D. Abney, or any one or more of them, my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all of the Common Stock, par value $.01 per share, of the Company, standing in my name on its books on May 13, 1996, at the Annual Meeting of its Stockholders to be held at the Omni Jacksonville Hotel, 245 Water Street, Jacksonville, Florida on June 19, 1996, at 9:00 a.m., local time, or at any adjournment thereof.

1.   Election of the following nominees as directors: Delores P. Kesler, Derek
     E. Dewan, Stephen A. Hoffman, David G. Richardson, William H. Thumel, and
     T. Wayne Davis.

             [ ]  FOR all nominees           [ ]  WITHHOLD AUTHORITY to
                    listed (except                  vote for all nominees voted
                    as marked to
                    the contrary)

        (INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name(s) on the space provided below.)

        ----------------------------------------------------------------------

2.    Approval of the Company's 1995 Stock Option Plan.

             [ ]  FOR            [ ]  AGAINST          [ ]  ABSTAIN


3.    Approval of an amendment to the Company's Non-Employee Director Stock
      Plan.
              [ ]  FOR            [ ]  AGAINST          [ ]  ABSTAIN

4. Approval of the President and Chief Executive Officer's incentive compensation in order to allow for tax deductibility of such compensation in accordance with Section 162(m) of the Internal Revenue Code.

             [ ]  FOR            [ ]  AGAINST          [ ]  ABSTAIN


5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     IF NO BOX IS MARKED WITH RESPECT TO PROPOSAL 2,3, AND 4, THE UNDERSIGNED WILL BE DEEMED TO HAVE VOTED FOR THE PROPOSALS.


     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Make sure that the name on your stock certificate(s) is exactly as you indicate below.



                                               --------------------------------
                                                          Signature


                                               --------------------------------
                                                  Signature if jointly held


                                               Dated:                     ,1996
                                                     ---------------------


    PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE
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